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                                                   SCHEDULE 2
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Country/                                                    Country/
Market              Subcustodian(s)                         Market            Subcustodian(s)
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Argentina          Banco Rio de la Plata                     Pakistan          Standard Chartered Bank
Australia          Commonwealth Bank of Australia/           Panama            BankBoston, N.A.
                   National Australia Bank Limited           Peru              Citibank, N.A.
Austria            Bank Austria AG                           Philippines       HSBC
Bahrain            HSBC Bank Middle East                     Poland            Bank Handlowy W Warszawie S.A
Bangladesh         Standard Chartered Bank                   Portugal          Banco Comercial Portugues
Belgium            Banque Bruxelles Lambert                  Romania           ING Bank
Benin              Societe Generale de Banques en Cote       Russia            Vneshtorgbank(Min Fin Bonds only)/
                   d'Ivoire                                                    Credit Suisse First Boston AO
Bermuda            Bank of Bermuda Limited                   Senegal           Societe Generale de Banques en Cote
Bolivia            Citibank, N.A.                            Singapore         United Overseas Bank Limited/
                                                                               The Development Bank of Singapore Ltd
Botswana           Barclays Bank of Bostswana Ltd.           Slovakia          Ceskoslovenska Obchodni Banka, a.s
Brazil             BankBoston, N.A.                          Slovenia          Bank Austria Creditsanstalt D.D., Ljubljana
Bulgaria           ING Bank                                  South Africa      Societe Generale, Johannesburg/
Burkina Faso       Societe Generale de Banques en Cote                         The Standard Bank of South Africa Limited
                   d'Ivoire                                  South Korea       Standard Chartered Bank
Canada             Royal Bank of Canada
Chile              BankBoston, N.A.                          Spain             Banco Bilbao Vizcaya Argentaria S.A. (BBVA)/
China              Standard Chartered Bank                                     Banco Santander Central Hispano (BSCH)
Colombia           Cititrust Colombia S.A.                   Sri Lanka         Standard Chartered Bank
Costa Rica         Banco BCT                                 Swaziland         Stanbic Bank Swaziland Limited
Croatia            Pfivredna Banka Zagreb d.d.               Sweden            Skandinaviska Enskilda Banken
Cyprus             Bank of Cyprus                            Switzerland       Credit Suisse First Boston
Czech Republic     Ceskoslovenska Obchodni Banka A.S.        Taiwan            HSBC
Denmark            Den Danske Bank                           Thailand          Standard Chartered Bank/
EASDAQ             Banque Bruxelles Lambert                                    Bangkok Bank Public Company Limited
Ecuador            Citibank, N.A.                            Togo              Societe Generale de Banques en Cote d'Ivoire
Egypt              Citibank, N.A.
Estonia            Hansabank Limited.                        Trinidad & Tobago Republic Bank Limited
Euromarket         Clearstream                               Tunisia           Banque Internationale Arabe de Tunisie
Euromarket         Euroclear                                 Turkey            Osmanli Bankasi A.S. (Ottoman Bank)
Finland            Merita Bank plc                           Ukraine           ING Bank
France             BNP Paribas/Credit Agricole Indosuez      United Kingdom    The Bank of New York/
Germany            Dresdner Bank AG                                            The Depository & Cleaning Centre (DCC)
Ghana              Barclays Bank of Ghana Ltd.               United States     The Bank of New York
Greece             BNP Paribas                               Uruguay           BankBoston, N.A
Guinea Bissau      Societe Generale de Banques en Cote       Venezuela         Bitibank, N.A.
                   d'Ivoire                                  Zambia            Stanbic Bank Zambia Limited
                                                             Zimbabwe          Stanbic Bank Zimbabwe Limited
Hong Kong          HSBC
Hungary            Citibank Budapest Rt.
Iceland            Landsbanki Islands
India              HSBC/Deutsche Bank AG

Indonesia          HSBC
Ireland            Allied Irish Banks, plc
Israel             Bank Leumi LE-Israel B.M.
Italy              Banca Commerciale Italiana/BNP Paribas
Ivory Coast        Societe Generale-Abidjan
Jamaica            CIBC Trust & Merchant Bank Jamaica Ltd
Japan              The Bank of Tokyo-Mitsubishi Limited/
                   The Fuji Bank, Limited
Jordan             HSBC Bank Middle East
Kazakhstan         ABN/AMRO
Kenya              Barclays Bank of Kenya Ltd.
Latvia             Hansabanka Limited
Lebanon            HSBC Bank Middle East
Lithuania          Vilniaus Bankas
Luxembourg         Banque et Caisse d'Epargne de I'Etat
Malaysia           Hongkong Bank Malaysia Berhad
Mali               Societe Generale de Banques en Cote d'Ivoire
Malta              HSBC Bank Malta p.I.c.
Mauritius          HSBC
Mexico             Banco Nacional de Mexico
Morocco            Banque Commerciale du Maroc
Namibia            Stanbic Bank Namibia Limited
Netherlands        Fortis Bank(Nederland) N.V.
New Zealand        Australia and New Zealand Banking Group
Niger              Societe Generale de Banques en Cote d' Ivoire
Norway             Den norske Bank ASA
Oman               HSBC Bank Middle East

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